Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3, of our report dated March 15, 2009, relating to the consolidated financial statements of China Valves Technology Inc. and Subsidiaries for the years ended December 31, 2008 and 2007, included in this Registration Statement on Form S-3 if China Valves Technology Inc.

/s/ Moore Stephens Wurth Frazer And Torbet, LLP
Brea, California
December 1, 2009